UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 14, we entered into loan agreement with Richard W. McGee, the Company’s Chief Operating Officer. We signed a $50,000 convertible note due on March 15, 2008. The holder of the note can elect to convert the note into shares at any time. The conversion price will be the lower of $0.102 or 60% of the prior trading day’s closing price, but no lower than $0.096 per share. The note carries interest of eight percent per annum.

On February 14, we entered into loan agreement with Jan A Norelid, the Company’s Chief Financial Officer. We signed a $25,000 convertible note due on March 15, 2008. The holder of the note can elect to convert the note into shares at any time. The conversion price will be the lower of $0.102 or 60% of the prior trading day’s closing price, but no lower than $0.096 per share. The note carries interest of eight percent per annum.

On February 15, 2008 we entered into a common share subscription agreement with Stephen C. Haley, our Chief Executive Officer. He subscribed to purchase 245,098 unregistered shares for a total consideration of $25,000.

The foregoing description is qualified in its entirety by reference to the full text of the respective note, a copy of which is attached hereto, and of which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

On February 11, 2008 we sold to Richard W. McGee, the Company’s Chief Operating Officer 780,250 shares for a total consideration of $75,000.

On February 14, 2008 we sold to Jan A Norelid, the Company’s Chief Financial Officer 245,098 shares for a total consideration of $25,000.

On February 15, 2008 we entered into a common share subscription agreement with Stephen C. Haley, our Chief Executive Officer. He subscribed to purchase 245,098 unregistered shares for a total consideration of $25,000. Shares will be issued upon payment of the consideration.

Item 9.01	Exhibits

(a)  Exhibits.

10.1	Promissory note issued to Richard W. McGee dated February 14, 2008.
10.2	Promissory note issued to Jan A Norelid dated February 14, 2008.
10.3	Common share subscription agreement dated February 15, 2008.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: February 15, 2008	By:/s/Jan Norelid
Jan Norelid
Chief Financial Officer

EXHIBIT Index

10.1	Promissory note issued to Richard W. McGee dated February 14, 2008.
10.2	Promissory note issued to Jan A Norelid dated February 14, 2008.
10.3	Common share subscription agreement dated February 15, 2008.